EXECUTION COPY

Exhibit 1.2

KIMCO REALTY CORPORATION

(a Maryland corporation)

Common Stock

TERMS AGREEMENT

Dated:  April 3, 2009

To:

Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, New York 11042-0020

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

We understand that Kimco Realty Corporation, a Maryland corporation (the “Company”), proposes to issue and sell  91,500,000 shares of common stock, $.01 par value per share (the “Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective number of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate number of Option Securities (as defined in the Underwriting Agreement referred to below), to the extent any are purchased, at the purchase price set forth below.

Underwriter	Number of Shares of Underwritten Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	20,130,000
Deutsche Bank Securities Inc.	16,012,500
UBS Securities LLC	16,012,500
Citigroup Global Markets Inc.	7,777,500
RBC Capital Markets Corporation	7,777,500
Scotia Capital (USA) Inc.	7,777,500
Wachovia Capital Markets, LLC	7,777,500
Barclays Capital Inc.	2,745,000
CIBC World Markets Corp.	2,745,000
Morgan Keegan & Company, Inc.	2,745,000
Total	91,500,000

The Underwritten Securities shall have the following terms:

Title of Securities:  Common Stock, $.01 par value per share

Number of Shares:  91,500,000

Public offering price per share:  $7.10

Purchase price per share:  $6.8231; provided, however, the price per share of any Option Securities shall be reduced by an amount equal to any dividend or distribution declared by the Company and payable on the Initial Underwritten Securities, but not also payable on the Option Securities.

Black-out provisions:  The Company agrees with the Underwriters not to, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, during a period of 30 days from the date of the Prospectus Supplement, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC (other than pursuant to the Company’s participation and employee benefits plans and in connection with the acquisition or development of a property and representing less than 3% of the Common Stock).

Number of Option Securities, if any, that may be purchased by the Underwriters: 13,725,000

Delayed Delivery Contracts:  Not authorized

Joint book-running managers:  Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC

Joint lead managers:  Citigroup Global Markets Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc. and Wachovia Capital Markets, LLC

Additional co-managers:  Barclays Capital Inc., CIBC World Markets Corp. and Morgan Keegan & Company, Inc.

Other material terms:  None

Issuer General Free Writing Prospectus (including any Final Term Sheet) and/or other information conveyed orally by the Underwriters to purchasers of the shares of Common Stock at the Applicable Time:  See Schedule A hereto.

Applicable Time:  9:00 a.m. (New York City time) on April 3, 2009

Closing date and location:  April 8, 2009, 9:00 a.m. (New York City time); Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

Please accept this offer no later than 9:00 A.M. (New York City time) on April 3, 2009 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:  /s/ Jack Vissicchio

Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:  /s/ Frank Windels

Authorized Signatory

By:  /s/ Jeremy Fox

Authorized Signatory

UBS SECURITIES LLC

By:  /s/ Sumit Roy

Authorized Signatory

By:  /s/ Nishant Bakaya

Authorized Signatory

Acting on Behalf of Themselves and as

Representatives of the other Underwriters

Accepted:

KIMCO REALTY CORPORATION

By:  /s/ Glenn G. Cohen

Name:  Glenn G. Cohen

Title:    Vice President and Treasurer

SCHEDULE A

To Terms Agreement

SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS OR OTHER INFORMATION CONVEYED ORALLY BY UNDERWRITERS TO PURCHASERS INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

Issuer General use Free Writing Prospectus:

None

Information Conveyed Orally

Public offering price:  $7.10 per share

Number of Initial Underwritten Securities:  91,500,000

Number of Option Securities:  13,725,000